Exhibit 99.1

STR Holdings to Accelerate Consolidation of U.S. Operations

-Announces Closure of Satellite Manufacturing Facility-

ENFIELD, CONNECTICUT — October 3, 2011 — STR Holdings, Inc. (NYSE: STRI) today announced that it will further streamline its U.S. operations and improve its cost structure by shutting down operations at its St. Augustine, FL manufacturing facility.

“A relatively slow PV market affords us the opportunity to fully consolidate our U.S. operations,” said Robert S. Yorgensen, President of STR Solar. “This decision reflects our continued focus on optimizing our global capacity and significantly reducing our costs.” Yorgensen added, “We don’t believe the closure of this satellite operation will be disruptive to any of our customers, as sales and customer service for product made in St. Augustine have always been handled directly by our team in Connecticut.”

The Company will cease production at its Florida plant on October 7, 2011 and expects to exit its 20,000 square foot leased facility by the end of the year. Production will be consolidated into the Company’s 275,000 square foot facility in East Windsor, Connecticut, along with machinery and employees from Enfield and Somers, CT. The Company expects that approximately 45 employees will be affected by this closure.

“This is part of our plan to streamline our U.S. operations from three smaller production facilities into a central location, which we believe can operate more efficiently and at a lower cost per unit,” said Richard White, Chief Operating Officer — STR Solar.

The Company expects the closure to result in $1.2 million in pre-tax charges, less than half of which will be cash outlays for employee severance and other costs. The Company expects annual pre-tax cash savings of approximately $1 million.  The consolidation will also have a positive impact on gross margin, driven by lower fixed costs and improved absorption from higher capacity utilization.

The Company will provide more details on this closure during its third-quarter earnings call.

About STR Holdings, Inc.

STR is one of the world’s leading providers of high-quality, superior performance encapsulants for the photovoltaic (PV) module industry, serving more than 80 manufacturers worldwide. The Company pioneered the solar encapsulant market more than 30 years ago with the invention of the first EVA encapsulant. Today, it continues to innovate through its extensive R&D program, which has led to the introduction of new technologies. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Safe Harbor Statement

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based upon assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. The Company undertakes no obligation to publicly update any forward-looking statements contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

ICR, LLC

Theodore Lowen

Managing Director

(646) 277-1238

Ted.Lowen@icrinc.com

or

ICR, LLC

Gary Dvorchak, CFA

Senior Vice President

Investor Relations Consultant

(310) 954-1123

Gary.Dvorchak@icrinc.com

or

STR Holdings, Inc.

Joseph C. Radziewicz

Controller and Principal Accounting Officer

(860) 758-7325

Joseph.Radziewicz@strholdings.com